UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 19, 2005

TOR Minerals International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17321	74-2081929
(Commission File Number)	(IRS Employer Identification No.)

722 Burleson Street Corpus Christi, Texas	78402
(Address of Principal Executive Offices)	(Zip Code)

(361) 883-5591

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Our subsidiary, TOR Processing and Trade, BV (“TP&T”), entered into a loan agreement on July 19, 2005, with Rabobank in the amount of Euro 500,000 ($601,750).  The proceeds of the loan will be utilized to fund the balance of TP&T’s building expansion.  The term loan, which is secured by TP&T’s assets, will be repaid over a 10 year period with interest rates fixed for the first five years at 6.1% per annum.  Monthly principal and interest payments will commence on August 31, 2005, and will continue through July 31, 2015.  The monthly principal payment is Euro 4,167.

In addition to the above referenced loan agreement, TP&T currently has loan agreements with Rabobank for the following:  (1) a credit facility of Euro 750,000 ($902,625); (2) a mortgage loan, with a loan balance of Euro 467,224 ($562,304); (3) a mortgage loan, with a loan balance of Euro 462,170 ($556,222); and (4) a term loan, with a balance of Euro 529,542 ($637,304) at July 19, 2005.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See our discussion in Item 1.01 with respect to TP&T’s entry into a new term loan.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.
Not applicable.
(b)	Pro forma financial information.
Not applicable.
(c)	Exhibits.

The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.	Description
10.1	Loan Agreement with Rabobank, dated July 13, 2005 and executed July 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: July 22, 2005	LAWRENCE W. HAAS
Lawrence W. Haas Treasurer and CFO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement with Rabobank, dated July 13, 2005 and executed July 19, 2005.